EXHIBIT 99.2

ARC GROUP WORLDWIDE, INC.
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Consolidated Balance Sheet combines the historical consolidated balance sheet of ARC Group Worldwide, Inc. (ARC) as of June 30, 2012 and the historical consolidated balance sheet of Quadrant Metal Technologies LLC (QMT) as of June 30, 2012, and the historical combined balance sheet of Advanced Forming Technology (AFT) as of June 30, 2012, giving effect to the acquisition as if it had occurred July 1, 2011.  The Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 2012 combines the historical consolidated statement of operations of ARC for the year ended June 30, 2012, QMT and AFT for the twelve months ended June 30, 2012 as if the merger had occurred on July 1, 2011.   The unaudited pro forma consolidated statement of operations reflects adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. No pro forma effects have been given to any operational or other synergies that may be realized from the acquisitions.

The share exchange is being accounted for as a “reverse acquisition,” even though the Board of Directors and Interim CEO after the exchange remain unchanged. QMT shareholders own the majority of the outstanding shares of the Company’s capital stock immediately following the transaction; therefore QMT is deemed to be the acquirer of ARC in the reverse acquisition.

The unaudited pro forma consolidated financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma consolidated financial statements.  The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting in which the total cost of the acquisitions are allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisitions.  This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and assumed liabilities and a final analysis of the total purchase price paid, including direct costs of the acquisitions. The adjustments included in the unaudited pro forma consolidated financial information represent the preliminary determination of such adjustments based upon currently available information.  Accordingly, the actual fair value of the assets acquired, liabilities assumed and the related adjustments may differ from those reflected here.  ARC expects to finalize the purchase price allocations within one year of the date of the acquisitions.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position.  These pro forma amounts do not, therefore, project ARC’s financial position or results of operations for any future date or period.  The accompanying unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and the related notes thereto of ARC,  which are included in its Annual Report on Form 10-K, as well as other financial information filed with the Securities and Exchange Commission.

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ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2012

 (in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Quadrant Metals Technologies LLC	Advanced Forming Technology	Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)	(Historical)
ASSETS
Current Assets:

Cash and cash equivalents	$10,877	1,448	1,641	(11,409)	A,B,C,D	$2,557
Accounts receivable, net	915	3,705	7,087	–		11,707
Inventories, net	740	3,873	5,418	–		10,031
Income tax receivable	–	–	97	(97)	F	–
Deferred income taxes	–	–	183	(183)	F	–
Due from related party	–	205	–	–		205
Prepaid and other current assets	46	440	574	–		1,060

Total current assets	12,578	9,671	15,000	(11,689)		25,560

Property and Equipment, net	283	4,514	19,554	1,800	F	26,151

Long-Term Assets:
Goodwill	–	6,964	12,387	(555)	F	18,796
Intangible assets	110	–	12	–		122
Due from related party	–	-	25,855	(25,855)	F	-
Other	6	184	–	–		190

Total long-term assets	116	7,148	38,254	(26,410)		19,108

Total Assets	$12,977	21,333	72,808	(36,299)		$70,819

See accompanying notes to these unaudited pro forma consolidated financial statements.

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ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET, continued

June 30, 2012

(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Quadrant Metals Technologies LLC	Advanced Forming Technology	Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)	(Historical)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$–	1,491	–	(1,491)	E	$–
Accounts payable	1,897	714	3,773	–		6,384
Accrued expenses	202	956	1,145	870		3,173
Due to related party	–	366	–	–		366
Deferred income	–	132	–	–		132
Current portion of capital lease obligations	15	–	–	–		15
Total current liabilities	2,114	3,659	4,918	(621)		10,070
Long-Term Liabilities:
Deferred taxes	–	–	923	(923)	F	–
Long-term debt	–	5,377	–	37,223	B,C,E	42,600
Due to related party	–	–	–	–		–
Total long-term liabilities	–	5,377	923	36,300		42,600
Total Liabilities	2,114	9,036	5,841	35,679		52,670
Stockholders’ Equity:
Preferred stock, $0.001 par value, 2,000,000 authorized, none issued and outstanding	–	–	–	–		–
Common stock, $0.0005 par value, 250,000,000 shares authorized, 3,091,000 shares issued and outstanding	2	–	–	1	A, I	3
Additional paid-in capital	20,798	11,756	22,494	(34,595)	A,E,F,J	20,453
Note Receivable from Member	-	(303)	-	-		(303)
Accumulated earning/deficit	(9,937)	–	42,845	(35,756)	K	(2,848)
Accumulated other comprehensive income	–	–	1,628	(1,628)	F	–
Total Stockholders’ Equity	10,863	11,453	66,967	(71,978)		17,305
Non-Controlling Interest	–	844	–	–		844
	10,863	12,297	66,967	(71,978)		18,149
Total Liabilities and Stockholders’ Equity	$12,977	21,333	72,808	(36,299)		$70,819
Shares Outstanding	3,091,000	–	–	2,581,000	A,I	5,672,000

See accompanying notes to these unaudited pro forma consolidated financial statements.

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ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2012

(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Quadrant Metals Technologies LLC	Advanced Forming Technology	Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)	(Historical)

Sales, net	$3,879	31,095	36,130	–		$71,104
Cost of sales	2,412	19,328	31,069	–		52,809
Gross Profit	1,467	11,767	5,061	–		18,295
Operating Expense:
Selling, general and administrative	2,110	6,628	3,614	1,640	G	13,992
Merger expenses	519	–	–	–		519
Income (Loss) from Operations	(1,162)	5,139	1,447	(1,640)		3,784
Other Income (Expense):
Other income (expense)	(10)	131	–	638	E	759
Interest expense, net	–	(453)	(4)	(800)	H	(1,257)
Total other income (expense)	(10)	(322)	(4)	(162)		(498)
Income (Loss) before Income Taxes	(1,172)	4,817	1,443	(1,802)		3,286
Current income tax expense	–	–	16	(886)		(870)
Deferred income tax benefit	–	–	160	(160)	F	–
Net Income (Loss)	(1,172)	4,817	1,619	(2,848)		2,416
Net Income (Loss) Attributable to Non-Controlling Interest	–	(299)	–	–		(299)
Net Income (Loss)	$(1,172)	4,518	1,619	(2,848)		$2,117
Net Income (Loss) per Common Share from Continuing Operations:
Basic and diluted	$(.38)					$.37
Diluted	$(.38)					$.37
Weighted Average Common Shares Outstanding:
Basic and diluted	3,091,000			2,581,000	A,I	5,672,000

See accompanying notes to these unaudited pro forma consolidated financial statements

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ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation:

On April 6, ARC Group Worldwide, Inc. (ARC) entered into separate, definitive purchase and sale agreements to acquire Quadrant Metal Technologies LLC (QMT) and Advanced Forming Technology (AFT). The QMT purchase price is to be paid through the issuance of ARC common stock. The AFT purchase price is approximately $43,000,000 and is to be paid in cash and issuance of convertible notes. The effective date of the acquisitions was August 8 2012.

The share exchange is being accounted for as a “reverse acquisition,” even though the Board of Directors and management team, after the exchange, are comprised of ARC’s management team. QMT shareholders own the majority of the outstanding shares of the Company’s capital stock immediately following the transaction; therefore QMT is deemed to be the acquirer of ARC in the reverse acquisition.

The Unaudited Pro Forma Consolidated Balance Sheet combines the historical consolidated balance sheets of ARC, QMT and AFT as of June 30, 2012, giving effect to the acquisition as if it had occurred July 1, 2011.  The Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 2012 combines the historical consolidated statements of operations of ARC, QMT and AFT for the year ended June 30, 2012, as if the merger had occurred on July 1, 2011.  Adjustments have been made to conform QMT and AFT’s balance sheet and statement of operations to ARC fiscal year end. No pro forma effects have been given to any operational or other synergies that may be realized from the acquisitions.

The unaudited pro forma consolidated financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma consolidated financial statements.  The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting in which the total cost of the acquisitions are allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisitions.  This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and assumed liabilities and a final analysis of the total purchase price paid, including direct costs of the acquisitions. The adjustments included in the unaudited pro forma consolidated financial information represent the preliminary determination of such adjustments based upon currently available information.  Accordingly, the actual fair value of the assets acquired, liabilities assumed and the related adjustments may differ from those reflected in this pro forma financial statement.  ARC expects to finalize the purchase price allocations within one year of the date of the acquisitions.

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ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Adjustments to the Consolidated Balance Sheet and Consolidated Statement of Operations:

A	Reflects the issuance of 4,029,700 (post reverse split) shares of ARC’s common stock for the net book value of QMT. Also, 57,505 (post reverse split) shares of ARC’s common stock issued for $7.80 per share for cash for total value of $448,540. The amounts noted give effect to a 1:1.95 reverse stock split.

B	Reflects the loan of $25,000,000 for the funding of the AFT Acquisition.

C	Reflects $17,600,000 in 5 year subordinated convertible notes. The notes can be converted (principle and interest value) based on a 30 day volume-weighted average trading price. The conversion may only occur if the portion of the notes converted (including amounts previously converted) convert into less than 10% of the outstanding common stock and the Company’s equity value is at least $176 million as disclosed in the most recent financial statements filed with the U.S. Securities and Exchange Commission. No discount on the notes has been recorded in these pro forma financial statements.

D	Cash paid for the acquisition of AFT; $25,400,000. Total change in cash consists of:

Cash paid for AFT	$(25,400)
Quadrant fees paid by ARC	(1,600)
Cash borrowings under new debt agreement	25,000
Payoff of old debt of QMT	(6,868)
Cash not received from QMT or AFT	(2,989)
Stock issued for cash	448

Total estimated (uses) of cash	$(11,409)

E	To record the assets and liabilities for the reverse merger of ARC by QMT:

Purchase price	$10,225

Less fair value of assets acquired:
Cash and cash equivalents	10,877
Accounts receivable, net	915
Inventories, net	740
Prepaid and other current assets	46
Property and equipment, net	283
Intangible assets	110
Other	6

Fair value of liabilities assumed:
Accounts payable	(1,897)
Accrued expenses	(202)
Due to related party, short-term	–
Deferred income	–
Current portion of capital lease	(15)
Non-controlling interest	–
Fair value of net assets acquired	10,863

Negative goodwill resulting from the acquisition	$(638)

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ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

F           To record the assets and liabilities purchased in the acquisition of AFT:

Purchase price	$43,000

Less fair value of assets acquired:
Cash and cash equivalents	1,641
Accounts receivable, net	7,087
Inventories, net	5,418
Prepaid and other current assets	574
Property and equipment, net	21,354
Other	12

Fair value of liabilities assumed:
Accounts payable	(3,773)
Accrued expenses	(1,145)
Fair value of net assets acquired	31,168

Goodwill resulting from the acquisition	$11,832

G	Professional and consulting fees of $1,640,000 incurred for the acquisitions.

H	Interest expense on the $25,000,000 loan and $17,600,000 convertible notes.

I	Effect of a 1:1.95 reverse stock split.

J	Changes in Additional paid in capital consists of the following:

Purchase allocation write-off of AFT balance	$(22,494)
Purchase allocation write-off of ARC balance	(20,798)
Stock issued for cash	448
Stock issued for ARC acquisition	10,225
Distribution of QMT cash to shareholders	(1,448)
Other	(528)

Total change in Additional paid in capital	$(34,595)

K Changes in Accumulated earnings/deficit consist of the following:

Purchase allocation write-off of AFT balance	$(42,845)
Purchase allocation write-off of ARC balance	9,937
Additional expenses per
Pro Forma Income statement	(2,848)
Total changes in Accumulated earnings/deficit	$(35,756)

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